Exhibit 10.2

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT AND ANNEX I TO
MASTER REPURCHASE AGREEMENT SUPPLEMENTAL TERMS AND
CONDITIONS

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT AND ANNEX I TO MASTER REPURCHASE AGREEMENT SUPPLEMENTAL TERMS AND CONDITIONS, dated as of July 8, 2008 (this “Amendment”), by and between ANTHRACITE FUNDING, LLC (“Seller”) and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a German banking institution (“Buyer”), and agreed to and accepted by AHR CAPITAL DB LIMITED, an Irish private limited company (“Removed Seller”) and DEUTSCHE BANK AG, LONDON BRANCH, a branch of a German banking institution (“Removed Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Seller, Removed Seller, Buyer and Removed Buyer are parties to that certain Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms And Conditions (“Annex I”), dated as of December 23, 2004, as supplemented by the English Loan Supplement dated December 23, 2004, the Joinder, dated August 24, 2005, and the Joinder, dated October 24, 2005, and as amended by that certain Amendment No. 1 to Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated February 8, 2007 (and as otherwise amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Repurchase Agreement”); and

WHEREAS, Seller, Removed Seller, Buyer and Removed Buyer wish to further amend the Repurchase Agreement, as more particularly set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. Amendments.

(a)         Commencing on the date hereof and thereafter, all references in the Repurchase Agreement and the Transaction Documents to the “Seller” shall be deemed to refer only to Anthracite Funding, LLC, and not the Removed Seller.

(b)         Commencing on the date hereof and thereafter, all references in the Repurchase Agreement and the Transaction Documents to the “Buyer” shall be deemed to refer only to Deutsche Bank AG, Cayman Islands Branch, and not the Removed Buyer.

(c)         Section 2 of Annex I is hereby amended by adding the following definitions:

“Amendment No. 2” shall mean Amendment No. 2 To Master Repurchase Agreement and Annex I To Master Repurchase Agreement Supplemental Terms And Conditions, dated as of July 8, 2008, by and between Buyer and Seller.

“BOA 9/08 Facility” shall mean that debt facility (whether documented as a repurchase agreement or loan agreement) in a maximum principal amount equal to $100,000,000 which currently matures in September, 2008, between an Affiliate of the Sponsor and Bank of America, N.A. or its Affiliate.

“BOA 9/09 Facility” shall mean that debt facility (whether documented as a repurchase agreement or loan agreement) in a maximum principal amount equal to $275,000,000 which currently matures in September, 2009, between an Affiliate of the Sponsor and Bank of America, N.A. or its Affiliate.

“Environmental Law” shall mean, any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Ground Lease” shall mean a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the Purchased Loan; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“MS 2/09 Facility” shall mean that debt facility (whether documented as a repurchase agreement or loan agreement) in a maximum principal amount equal to $300,000,000 which currently matures in February, 2009, between an Affiliate of the Sponsor and Morgan Stanley Incorporated or its Affiliate.

“Restructure Date” shall mean July 8, 2008.

(d)         Section 2 of Annex I is hereby amended by deleting the definition of “Applicable Spread” and by inserting the following definition of “Applicable Spread”:

“Applicable Spread” shall mean, with respect to a Transaction involving Purchased Securities in any Rating Category and/or Purchased Loans in any Collateral Type Grouping, the rates indicated on Schedule 1 of Amendment No. 2.

(e)         Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Buyer’s Margin Percentage” and by inserting the following definition of “Buyer’s Margin Amount”:

“Buyer’s Margin Percentage” shall mean, with respect to any Transaction as of any date, the reciprocal of the “Advance Rate” for such Transaction, as specified on Schedule 2 of Amendment No. 2 (i.e., the percentage that when multiplied by the applicable Advance Rate equals 1.00).  The Buyer’s Margin Percentage for each of the applicable Advance Rate is as specified on Schedule 2 of Amendment No. 2.

(f)          All references in Annex I to “CF Sweep Event” and “CF Sweep Purchase Percentage,” or any term or provision related to either of the foregoing, are hereby deleted in their entirety.

(g)         Section 2 of Annex I is hereby amended by deleting the definition of “Deficit Cure Amount” and by inserting the following definition of “Deficit Cure Amount”:

“Deficit Cure Amount” shall mean, as of any date, with respect to any Purchased Loan, the amount (expressed in United States Dollars) obtained by dividing (i) the Repurchase Price of such Purchased Loan as of such date by (ii) the Affirmed Original Purchase Percentage for such Purchased Loan, and with respect to any Purchased Security, the amount (expressed in United States Dollars) obtained by dividing (i) the Repurchase Price of such Purchased Security as of such date by (ii) the then current Target Original Purchase Percentage for such Purchased Security.

(h)         Section 2 of Annex I is hereby amended by deleting the definition of “Extension Conditions” and “Extension Date Repurchase Price” in their entirety.

(i)          Section 2 of Annex I is hereby amended by deleting the existing definition of “LIBOR” and by inserting the following definition of “LIBOR”:

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction.  If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction.  If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  LIBOR shall be determined by Buyer or its agent, which determination shall be conclusive absent manifest error.

(j)          Section 2 of Annex I is hereby amended by deleting the existing definition of “Pricing Rate” and by inserting the following definition of “Pricing Rate”:

“Pricing Rate” shall mean, for any Pricing Rate Period, with respect to a Transaction involving Purchased Securities in any Rating Category and/or Purchased Loans in any Collateral Type Grouping on Schedule I-A of this Annex I, an annual rate calculated in accordance with Schedule 3 of Amendment No. 2.

(k)         Section 2 of Annex I is hereby amended by deleting the definition of “Reference Banks.”

(l)          Section 2 of Annex I is hereby amended by deleting the existing definition of “Repurchase Date” and by inserting the following definition of “Repurchase Date”:

“Repurchase Date” shall mean July 8, 2010.

(m)        Sections 3(a), 3(b) and 3(l) of the Repurchase Agreement are hereby deleted in their entirety.

(n)         Section 3(e) of Annex I is hereby replaced in its entirety as follows:

(e)          On the Repurchase Date, termination of the applicable Transactions will be effected by transfer to Seller or its agent of the Purchased Securities and Purchased Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Annex I) against the simultaneous transfer of the Repurchase Price to an account of Buyer.

(o)         The following shall be added as Section 3(d)(vi) of the Annex I:

(vi)         If any individual Purchased Security which Seller proposes to repurchase pursuant to this Section 3(d) is rated “BB” (or the equivalent) or higher, then at the time such individual Purchased Security is repurchased, Seller shall also repurchase all other Purchased Securities from the same issue which are rated lower than such individual Purchased Security.

(p)         Section 4(a) of the Repurchase Agreement is hereby replaced in its entirety as follows:

(a)  If at any time, either (i) the Market Value of any of the Purchased Securities or any of the Purchased Loans shall be less than the Buyer’s Margin Amount for such Purchased Securities or Purchased Loans, respectively (a “Margin Deficit”), or (ii) a Credit Loss shall occur with respect to the Purchased Securities in any Rating Category subject to the last sentence of this Paragraph 4(a) or a Credit Loss shall occur with respect to the Purchased Loans in any Collateral Type Grouping, then Buyer may by notice to Seller require Seller to transfer to Buyer (A) cash or (B) additional collateral or a letter of credit acceptable to Buyer in its sole and absolute discretion, so that the sum obtained by adding the Market Value of such Purchased Securities or Purchased Loans plus such cash and additional collateral or letter of credit shall equal or exceed the Deficit Cure Amount for such Purchased Securities or Purchased Loans, respectively, as of the same date.  Seller’s failure to cure any Margin Deficit as required by the preceding sentence shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 14 of Annex I (including, without limitation, the liquidation remedy provided for in Section 14(c)(iv) of Annex I).  For purposes of this Paragraph 4(a), a Credit Loss shall only be deemed to have occurred with respect to the Purchased Securities in any Rating Category if and to the extent such Credit Loss shall not have been offset by Credit Gains with respect to Purchased Securities in the same Rating Category.

(q)         Notwithstanding anything contained in the Repurchase Agreement to the contrary, in no event shall Buyer advance any Margin Excess to Seller.  Consequently, Section 4(b) of the Repurchase Agreement is hereby deleted in its entirety.

(r)          Section 5(e) of Annex I in hereby deleted in its entirety.

(s)         Section 10(a)(viii) of Annex I is hereby replaced in its entirety as follows:

(viii)        Representations and Warranties Regarding Purchased Securities.  Seller represents and warrants to the Buyer that each Purchased Security sold hereunder, as of each Purchase Date for a Transaction conforms to the applicable representations and warranties set forth in Exhibit VI attached hereto in all material respects, except as disclosed to the Buyer in writing.

(t)          Section 10(a)(xv) of Annex I is hereby replaced in its entirety as follows:

(xv)        Federal Regulations.  Seller is not an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(u)         Section 14(a) of Annex I shall be amended by adding the text indicated on Schedule 4 of Amendment No. 2.

(v)         The following shall be added to Annex I as Section 14(b)(ix):

(ix)         Upon the designation of any Accelerated Repurchase Date, the Buyer may, without prior notice to the Seller, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to Seller.  Buyer will give notice to the other party of any set off effected under this Section 14(b)(ix).  If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 14(b)(ix) shall be effective to create a charge or other security interest.  This Section 14(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(w)        The second sentence of the second paragraph of Section 16 of Annex I shall hereby be replaced in its entirety with the following:

“A copy of all notices, consents, approvals and requests directed to Seller (other than Confirmations) shall be delivered concurrently to the following:  Latham & Watkins, 885 Third Avenue, New York, New York 10019, Attention:  David M. Stewart, Esq.  A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section.”

(x)         On the date hereof, and as a condition to the effectiveness of this Amendment, Seller shall reduce the outstanding Repurchase Price (excluding accrued Price Differential) of each Purchased Security and Purchased Loan to an amount equal to the product of (x) its then current Market Value multiplied by (y) the Original Purchase Percentage for such Purchased Security or Purchased Loan set forth on Schedule 5 attached hereto (such percentage, the “Affirmed Original Purchase Percentage,” and such reduced Repurchase Price, the “Restructure Date Repurchase Price”).

  Notwithstanding anything contained in the Repurchase Agreement to the contrary, Seller shall, on the second Remittance Date of each month, reduce the Repurchase Price with respect to each Purchased Security by an amount equal to the product of (x) its then current Market Value multiplied by (y) the Target Original Purchase Percentage (as hereinafter defined).  The “Target Original Purchase Percentage” for each Purchased Security will be a percentage equal to (a) the Affirmed Original Purchase Percentage minus (b) the product of (i) a percentage equal to the quotient of (x) one (1) divided by the “amortization flag” (as specified on Schedule 5 attached hereto for each Purchased Security) of the Restructure Date Repurchase Price of such Purchased Security, divided by (y) the Market Value of such Purchased Security as of the date hereof multiplied by (ii) the number of Remittance Dates that have occurred since the date (including the Remittance Date on which the percentage is being calculated).

(y)         Notwithstanding anything contained in the Repurchase Agreement to the contrary, Seller acknowledges and agrees that from and after the date hereof, Seller may not propose any new Transactions, and in no event shall Buyer be obligated to enter into any new Transactions.

(z)         Schedule I-A to Annex I is hereby deleted in its entirety.

(aa)       Exhibit VI to Annex I is hereby replaced in its entirety by the Representations and Warranties attached hereto as Schedule 6.

SECTION 2.      Representation and Warranties. Seller hereby represents, covenants and warrants to Buyer that he representations and warranties contained in the Repurchase Agreement and the other Transaction Documents, as modified by this Amendment, are true and correct as of the date hereof.

SECTION 3.      Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of the Seller and the Buyer (the “Amendment Effective Date”).

SECTION 4.      Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 5.      GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

ANTHRACITE FUNDING, LLC, a
Delaware limited liability company

By:	Anthracite Capital, Inc., a Maryland
corporations, its sole member

	By:	/s/ Richard Shea
Name: Richard Shea
Title: COO

BUYER

DEUTSCHE BANK AG, CAYMAN
ISLANDS BRANCH

By:	/s/ Christopher E. Tognola
Name: Christopher E. Tognola
Title: Managing Director

By:	/s/ Christine Belbusti
Name: Christine Belbusti
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

AGREED TO AND ACCEPTED BY:

AHR CAPITAL DB LIMITED,
an Irish private limited company

By:	/s/ Richard Shea
Name: Richard Shea
Title: Director

DEUTSCHE BANK AG,
LONDON BRANCH

By:	/s/ David Butler
Name: David Butler
Title: Director

By:	/s/ Emma Winning
Name: Emma Winning
Title: Vice President

SCHEDULE 1

[APPLICABLE SPREAD]

SCHEDULE 2

[BUYER’S MARGIN PERCENTAGE]

SCHEDULE 3

[PRICING RATE]

SCHEDULE 4

[TEXT TO BE ADDED TO ANNEX I SECTION 14(a)(xiii) AND SECTION 14(a)(xiv)]

SCHEDULE 5

[LIST OF AFFIRMED ORIGINAL PURCHASE PERCENTAGES FOR THE
PURCHASED SECURITIES AND PURCHASED LOANS]

SCHEDULE 6

[REVISED EXHIBIT VI TO ANNEX I]